                               BOOK 771 PAGE 46

                            STATE OF WEST VIRGINIA

                     [LOGO OF THE STATE OF WEST VIRGINIA]

                                  CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that originals of the Articles of Amendment to the Articles of Incorporation of


                       POCAHONTAS BANKSHARES CORPORATION

are filed in my office, signed and verified, as required by the provisions of Chapter 31, Article 1, Section 31 of the West Virginia Code and conform to law. Therefore, I issue this

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Articles of Amendment.


                     [LOGO OF THE STATE OF WEST VIRGINIA]

                          Given under my hand and the
                          Great Seal of the State of
                            West Virginia, on this
                               Twentieth day of
                                   May 1996
                                /s/ Ken Hechler
                              Secretary of State.

                               BOOK 771 PAGE 47

                                 ACKNOWLEDGED
                                Tracy M. Hudson
                                 Staff Analyst
                                  for 5-20-96
                            COMMISSIONER OF BANKING
                            STATE OF WEST VIRGINIA

                                     FILED
                                  MAY 20 1996
                               IN THE OFFICE OF
                              SECRETARY OF STATE
                                 WEST VIRGINIA



                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                       POCAHONTAS BANKSHARES CORPORATION


     Pursuant to the provisions of Sections 106, 107, and 109, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, FILED IN
DUPLICATE:

     FIRST:  The name of the corporation is Pocahontas Bankshares Corporation.
     -----

     SECOND:  The following amendment to the Articles of Incorporation was
     ------
adopted by the Board of Directors on February 21, 1996, in the manner prescribed by Section 31-1-107:

     RESOLVED:  That, Article VI of the Articles of Incorporation be further
     --------
amended in its entirety to read as follows:

     "VI. The amount of total authorized capital stock of said Corporation shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) which shall be divided into Ten Million (10,000,000) shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each."


     THIRD:  The amendment was adopted by the shareholders of the corporation on
     -----
April 16, 1996.

                               BOOK 771 PAGE 48

     FOURTH:  The number of shares of the corporation outstanding at the time of
     ------
such adoption was 1,000,000; and the number of shares entitled to vote thereon was 1,000,000.

     FIFTH:  The designation and number of outstanding shares of each class
     -----
entitled to vote thereon as a class were as follows:

        Class          Number of Shares
        -----          ----------------
       Common              1,000,000

     SIXTH:  The number of shares voted for such amendment was 766,318; the
     -----
number of shares voted against such amendment was 6,728; the number of shares abstaining was 3,596; and the number of shares not voting was 223,358.

     SEVENTH:  The amendment effects a change in stated capital by increasing
     -------
the stated capital from Two Million Five Hundred Thousand Dollars ($2,500,000), to Twelve Million Five Hundred Thousand ($12,500,000).

     DATE:  May 15, 1996.



     POCAHONTAS BANKSHARES CORPORATION


     By:  /s/  R. W. Wilkinson
         _________________________________
           R. W. Wilkinson

     Its:  President

     By:  /s/  William E. Albert
          ________________________________
           William E. Albert

     Its:  Assistant Secretary

CHS39230

                               BOOK 771 PAGE 49


STATE OF WEST VIRGINIA,

COUNTY OF MERCER, TO-WIT:

     I, Brenda S. Davis, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me, R. W. Wilkinson, being by me first duly sworn, declared that he is President of Pocahontas Bankshares Corporation, that he signed the foregoing document as President of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.

     IN TESTIMONY WHEREOF, witness my signature and notarial seal this 16th day of May, 1996.

                                      /s/ Brenda S. Davis
                                ______________________________
                                         Notary Public



     My commission expires:  3/22/2005.
                           _____________


[SEAL]

[NOTARY STAMP OF BRENDA S. DAVIS]

                               BOOK 771 PAGE 50



STATE OF WEST VIRGINIA,

COUNTY OF MERCER, TO-WIT:

     I, Brenda S. Davis, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me, Wm. E. Albert, being by me first duly sworn, declared that he is Assistant Secretary of Pocahontas Bankshares Corporation, that he signed the foregoing document as Assistant Secretary of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.

     IN TESTIMONY WHEREOF, witness my signature and notarial seal this 16th day of May, 1996.


                                      /s/ Brenda S. Davis
                                ______________________________
                                         Notary Public



     My commission expires:  3/22/2005.
                           _____________


[SEAL]

[NOTARY STAMP OF BRENDA S. DAVIS]

This instrument prepared by:

Sandra M. Murphy
Bowles Rice McDavid Graff & Love
1600 Huntington Square
Post Office Box 1386
Charleston, West Virginia 25325-1386
(304) 347-1131


CHS39230

WEST VIRGINIA:
IN MERCER COUNTY COMMISSION CLERK'S OFFICE
THIS JUN 03 1996 11:45
the foregoing writing was presented in said office and duly admitted to record therein.

Teste: /s/ Rudolph D. Jennings, Clerk

                               BOOK 771 PAGE 51

                            STATE OF WEST VIRGINIA

                     [LOGO OF THE STATE OF WEST VIRGINIA]

                                  CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that originals of the Restated Articles of Incorporation of


                       POCAHONTAS BANKSHARES CORPORATION

are filed in my office, signed and verified, as required by the provisions of Chapter 31, Article 1, Section 33 of the West Virginia Code and conform to law. Therefore, I issue this

                     RESTATED CERTIFICATE OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Restated Articles of Incorporation.


                     [LOGO OF THE STATE OF WEST VIRGINIA]

                          Given under my hand and the
                          Great Seal of the State of
                            West Virginia, on this
                               Twentieth day of
                                   May 1996
                                /s/ Ken Hechler
                              Secretary of State.

                               BOOK 771 PAGE 52

                                 ACKNOWLEDGED
                                Tracy M. Hudson
                                 Staff Analyst
                                  for 5-20-96
                            COMMISSIONER OF BANKING
                            STATE OF WEST VIRGINIA

                                     FILED
                                  MAY 20 1996
                               IN THE OFFICE OF
                              SECRETARY OF STATE
                                 WEST VIRGINIA

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                       POCAHONTAS BANKSHARES CORPORATION


     Pursuant to the provisions of Sections 110 and 33 of Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Restated Articles of Incorporation:

     I. The undersigned agrees to become a corporation by the name of POCAHONTAS BANKSHARES CORPORATION.

     II. The address of the principal office of said corporation will be located at P. O. Box 1559, in the County of Mercer and State of West Virginia 24701.

     Principal office or place of business is located in the State of West Virginia.

     III. The purpose or purposes for which this corporation is formed are as follows:

               To act as a bank holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depository receipts for shares, or capital stock of, or any bonds, notes, debentures or other evidence of indebtedness, options, warrants or other securities issued by any other business of any lawful character, including, but not limited to, banks and other businesses providing goods or services related to banking; to

                               BOOK 771 PAGE 53

     acquire and hold other investment assets and to engage in any lawful activities related thereto.

          In general, to carry on and transact any other lawful business whatsoever, and to have, enjoy, and exercise all the rights, powers, and privileges which are now or which may hereafter be conferred upon corporations under the corporation law of the State of West Virginia.

          IV.  Provisions granting preemptive rights are:  None.

          None of the holders of the capital stock of the Corporation shall be entitled, as a matter of right by virtue of their holding of capital stock of the Corporation, to purchase, subscribe for or otherwise acquire: (i) any new or additional shares of stock of the Corporation of any class; or (ii) any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares; or (iii) any shares, evidences of indebtedness or other securities convertible into or carrying options to purchase, subscribe for or otherwise acquire any such new or additional shares.

          V. Provisions for the regulation of the internal affairs of the Corporation are as follows:

          (a) The Board of Directors of the Corporation may, from time to time, and at its discretion, distribute a portion of the assets of the Corporation to its shareholders out of the capital surplus of the Corporation.

          (b) The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

                               BOOK 771 PAGE 54


          (c) The entire Board of Directors or any individual Director may be removed without cause at any shareholders' meeting, with respect to which notice of such purpose has been given, by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of the Corporation entitled to vote at an election of Directors.

          (d) These Articles of Incorporation shall not be amended, altered or repealed except by an affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of the Corporation entitled to vote thereon.

          (e) The power to adopt, alter, amend or repeal bylaws of the Corporation shall be vested in the Board of Directors, but the shareholders, by an affirmative vote of at least two-thirds (66 2/3%) of the shares of the Corporation entitled to vote at an election of Directors, may adopt, alter, amend or repeal bylaws adopted by either the shareholders or the Board of Directors.

          (f) (A) Except as provided in Subparagraph (B) of this Paragraph (f), the affirmative vote of at least two-thirds (66 2/3%) of the votes which all shareholders are entitled to cast thereon shall be required to approve any of the following transactions ("Business Combinations") which occur within one year of the date the Majority Shareholder (hereinafter defined) involved in the Business Combination first became a Majority Shareholder:

          (1) any merger or consolidation of the corporation or any subsidiary thereof with or into (i) any Majority Shareholder or (ii) any other corporation which after such merger or consolidation, would be an Affiliate (hereinafter defined) of a Majority Shareholder, or

                               BOOK 771 PAGE 55

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Majority Shareholder of any substantial part (hereinafter defined) of the assets of the Corporation or any subsidiary thereof, or

          (3) the issuance or transfer by the Corporation or by any subsidiary thereof (in one transaction or series or related transactions) of any equity securities, or rights with respect to equity securities, of the Corporation or any subsidiary thereof to any Majority Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, or

         (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, any person shall be a Majority Shareholder, or

         (5) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Majority Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned (as hereinafter defined) by any Majority Shareholder.

                               BOOK 771 PAGE 56


          (B) Subparagraph (A) of Paragraph (f) of this Article V shall not apply to a Business Combination if either (i) the Business Combination is approved by a vote of three-quarters of the members of the Board of Directors at the time of the vote who held such office prior to the time the Majority Shareholders became a Majority Shareholder, or (ii) the Majority Shareholder shall have complied with the provisions of Subparagraph (C) of Paragraph (f) of this Article V and all other shareholders of the Corporation shall have given a reasonable opportunity, immediately before the consummation of the Business Combination, to have all of their shares of capital stock of the Corporation purchased for cash, the price per share of which will not, at the time the Business Combination is effected, be less than the highest price per share (including brokerage commissions, soliciting dealers fees and all other expenses) paid by the Majority Shareholder in acquiring any of its shares of capital stock of the Corporation.

          (C) Without the approval of three-quarters of the then members of the Board of Directors who held such office prior to the time the Majority Shareholder became a Majority Shareholder, a Majority Shareholder, after the time it became such, seeking to comply with clause (ii) of Subparagraph (B) of Paragraph (f) of this Article V shall not have (i) made any material change in the Corporation's business or capital structure, (ii) received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, (iii) made, caused or brought about, directly or indirectly, any change in the Corporation's Articles of Incorporation or bylaws or in the membership of the Corporation's Board of Directors or any committee thereof, or
(iv) acquired any newly issued or treasury shares of the Corporation's capital stock directly or indirectly from the Corporation (except as a result of pro rata dividend or share split).

               (D) Certain Definitions. The following terms when used herein shall have the meanings set forth below:

                               BOOK 771 PAGE 57

          (1) The term "Majority Shareholder" shall mean any person, corporation, or other entity, together with any other entity with which it or its Affiliate or Associate (hereinafter defined) has any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing of capital stock of the Corporation, which holds immediately prior to any Business Combination more than 50% of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors generally.

          (2) The terms "Affiliate" and "Associate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, in effect on March 1, 1983.

          (3) The term "beneficial ownership" shall have the meaning ascribed thereto in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, in effect on March 1, 1983.

          (4) The term "substantial part" shall mean assets having a book value in excess of 10% of the book value of the total consolidated assets of this Corporation at the end of its most recent fiscal year ending prior to the time the determination is made, all determined in accordance with generally accepted accounting principals.

          VI. The amount of total authorized capital stock of said Corporation shall be Two Million Five Hundred Thousand Dollars ($12,500,000.00) which shall be divided into Ten Million (10,000,000) shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each.

                               BOOK 771 PAGE 58

          VII. The full name and address of the incorporator, including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed by each are as follows:

     NAME                  ADDRESS                   NO. OF SHARES
     ----                  -------                   -------------
    B. L. Jackson, Jr.     P. O. Box 1559                  80
                           Bluefield, WV  24701


          VIII.     The existence of this Corporation is to be perpetual.

          IX. The address of the initial registered office of the corporation is P. O. Box 1559, Bluefield, West Virginia 24701 and the name of its initial registered agent at such address is B. L. Jackson, Jr.

          X. The number of the directors constituting the initial board of directors of the corporation is five (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME                             ADDRESS
- --------------------       --------------------

B. J. Jackson, Jr.         P. O. Box 1559
                           Bluefield, WV  24701

Charles A. Peters          P. O. Box 1559
                           Bluefield, WV  24701

Ned Shott                  P. O. Box 1559
                           Bluefield, WV  24701

Walter Lee Sowers          P. O. Box 1559
                           Bluefield, WV  24701



                               BOOK 771 PAGE 59

R. W. Wilkinson            P. O. Box 1559
                           Bluefield, WV 24701


          These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

          DATE:     May 15, 1996.


                         POCAHONTAS BANKSHARES CORPORATION



                         By:  /s/ R. W. Wilkinson
                             _________________________________
                              R. W. Wilkinson


                         Its: _________________________________
                              President


                         By: /s/ William E. Albert
                               _________________________________
                              William E. Albert


                              Its:  _________________________________
                              Assistant Secretary

CHS39231

                               BOOK 771 PAGE 60

STATE OF WEST VIRGINIA,

COUNTY OF MERCER, TO-WIT:


          I, Brenda S. Davis, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me, R. W. Wilkinson, being by me first duly sworn, declared that he is President of Pocahontas Bankshares Corporation, that he signed the foregoing document as President of that corporation, and that to the best of his knowledge and belief the statements contained therein are true and correct.

          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 16th day of May, 1996.

                                /s/ Brenda S. Davis
                               ---------------------
                                    Notary Public



          My commission expires: 3/22/2005.
                                ___________


[SEAL]

[NOTARY STAMP OF BRENDA S. DAVIS]

                               BOOK 771 PAGE 61

STATE OF WEST VIRGINIA,

COUNTY OF MERCER, TO-WIT:


          I, Brenda S. Davis, a notary public in and for the State and County aforesaid, do hereby certify that on this day there personally appeared before me, William E. Albert, being by me first duly sworn, declared that he is Assistant Secretary of Pocahontas Bankshares Corporation, that he signed the foregoing document as Assistant Secretary of that corporation, and that to the best of his/her knowledge and belief the statements contained therein are true and correct.

          IN TESTIMONY WHEREOF, witness my signature and notarial seal this 16th day of May, 1996.

                                /s/ Brenda S. Davis
                               ---------------------
                                    NOTARY PUBLIC



          My commission expires: 3/22/2005.
                                ___________



[SEAL]

[NOTARY STAMP OF BRENDA S. DAVIS]



This instrument prepared by:

Sandra M. Murphy
Bowles Rice McDavid Graff & Love
1600 Huntington Square
Post Office Box 1386
Charleston, West Virginia 25325-1386
(304) 347-1131
CHS39231

WEST VIRGINIA:
IN MERCER COUNTY COMMISSION CLERK'S OFFICE
THIS JUN 03 1996 11:45
the foregoing writing was presented in said office and duly admitted to record therein.

Teste: /s/ Rudolph D. Jennings, Clerk